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Exhibit 23.6

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of SSA Global Technologies, Inc. on Form S-1 of our report dated March 17, 2003, on our audit of the consolidated financial statements of Elevon, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 2, 2004

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INDEPENDENT AUDITORS' CONSENT